                                                                  EXHIBIT 10(g)

                         NONEXCLUSIVE LICENSE AGREEMENT

                                     BETWEEN

                            THE UNIVERSITY OF CHICAGO

                                       AND

                        SUPERCONDUCTIVE COMPONENTS, INC.

     THIS LICENSE AGREEMENT ("License Agreement") is made by and between THE UNIVERSITY OF CHICAGO ("University"), organized and existing under the laws of the State of Illinois and acting in its capacity as Operator of Argonne National Laboratory under Contract No. W-31-109-ENG-38 with the U.S. Government and SUPERCONDUCTIVE COMPONENTS, INC., ("SCI") a corporation organized and existing under the laws of the State of Ohio, either of which may also be referred to individually as a "Party," and collectively as the "Parties" to this license agreement.

                                   BACKGROUND

     The University as Operator of Argonne National Laboratory under Contract No. W-31-109-ENG-38 with the U.S. Department of Energy (DOE) conducts research and development at the Laboratory. An invention entitled
"Calcination and Solid State Reaction of Ceramic-Forming Components to Provide Single-Phase Superconducting Materials Having Fine Particle Size" was conceived by the University in the course of and under said Contract and is a Subject Invention under said Contract in accordance with the terms and conditions thereof.

     The University is entitled to elect title to and obtain patents for Subject Inventions generated under such Contract, and to license patent rights in such patents in accordance with the terms and conditions of such Contract and applicable DOE policies. The University elected title to the invention identified above pursuant to said Contract and obtained issuance of U.S. Patent No. 5,086,034 claiming the invention.

     SCI, a small business, manufactures its products in the United States. SCI was a collaborator with the University under HTS Pilot Center Agreement #85287 to determine the commercial desirability of the vacuum calcination process covered by said Subject Invention. SCI desires certain rights in and to said Subject Invention principally for the manufacture and sale of high temperature superconducting (HTS) powders and products made from HTS powders.

     NOW, THEREFORE, the Parties agree as follows:

                                 1. DEFINITIONS

1.1 "Combination Product" means any product sold as a single unit but which incorporates both (a) one or more Licensed Products and (b) one or more products, not themselves Licensed Products, which the seller of the Combination Product also offers for sale separately from the Combination Product.

1.1 Effective Date means the date upon which the last Party executed this License Agreement.

1.2  "Field of Use" means the processing of HTS powder(s).

1.3  "Gross Sales" means:

     (a) with respect to Licensed Products sold for cash other than Licensed Products sold as an element of a Combination Product, the price actually charged by SCI in the sale of the Licensed Product, less returns and allowances as are customary in the trade; and

     (b) with respect to Licensed Products sold or otherwise transferred other than for cash, and with respect to Licensed Products sold for cash as an element of a Combination Product, and with respect to Licensed Products used or consumed by SCI in the manufacture of another product, either

          (i) an amount per unit of Licensed Product equal to the average sale price of the Licensed Product determined in accordance with clause (a) above for sale to third parties in the same and the preceding quarterly accounting period, or

          (ii) if no sales of the Licensed Product have occurred in the same and the preceding quarterly accounting period, other than as an element of a Combination Product, an amount equal to the price actually charged in the sale of the Combination Product, less returns and allowances as are customary in the trade.

1.4 "Licensed Patent(s)" means U.S. Patent No. 5,086,034 and any and all continuations, continuations-in-part, divisions, patents of addition, reissues, reexaminations, or extensions of said patent, providing that the University is the owner thereof.

1.5 "Licensed Product" means any product or composition made or manufactured by any art, method, or process within the scope of any claim of any Licensed Patent.

                                    2. GRANT

     The University hereby grants to SCI a nonexclusive license in the Licensed Patent(s), without right to sublicense, in the Field of Use for the term of this License Agreement.

                           3. LICENSE FEES & ROYALTIES

     In consideration for the license granted in this License Agreement, SCI shall pay to the University in the manner designated below, the following amounts:

3.1 Within thirty (30) days of the Effective Date, SCI shall pay to the University a non-refundable license fee of Three Thousand Dollars ($3,000).

3.2 Within thirty (30) days after the next January 1 following the Effective Date and within thirty (30) days after each January 1 thereafter for the term of the License Agreement, SCI shall pay to the University, in the manner designated below, an earned royalty of one and twenty-five hundredths percent (1.25%) of Gross Sales of Licensed Products.

3.3 SCI shall pay to the University interest on any amount not paid when due. Such interest will accrue from day after the payment was due at a rate of 14% per annum, and the interest payment will be due and payable on the first day of each month after interest begins to accrue until full payment of all amounts due the University is made.

                              4. PATENT MAINTENANCE

     The University shall maintain Licensed Patent(s) during the term of this License Agreement, by timely paying all fees and costs required by 35 United States Code 41(b) and similar regulations.

                    5. TERM AND TERMINATION OF THE AGREEMENT

5.1 This License Agreement shall be in full force and effect from the Effective Date and shall remain in effect for the lives of the Licensed Patent(s) unless terminated by one of the Parties in accordance with the terms of this License Agreement.

5.2 If SCI breaches any material term of this License Agreement, the University may give written notice to SCI of such breach. If SCI fails to take reasonable steps to cure such breach within ninety (90) days from the date of delivery of such notice, the University shall have the right to terminate this License Agreement upon delivery of written termination notice to SCI.

5.3 SCI may at any time, with or without cause, terminate this License Agreement upon delivery of a written termination notice to the University.

5.4 Upon termination of this License Agreement pursuant to Paragraph 5.2 or 5.3, all rights granted SCI shall cease, and SCI shall not manufacture, have manufactured, use, sell, lease, or otherwise transfer any Licensed Product(s), excepting inventory existing at the time of termination which shall be subject to the terms of this License Agreement.

5.5 If at any time after the first anniversary of the Effective Date the University determines that it will no longer pay maintenance fees on Licensed Patent(s), the University will give SCI at least ninety (90) days prior written notice of its intention to discontinue such payment. If the University discontinue such payment, SCI shall be relieved of its obligations to make payments under Paragraph 3.2 as of the date of receipt of the University's notice under this Paragraph. SCI may, by written notice to the University, elect to pay maintenance fees at SCI's sole expense but in the name of the University.

5.6 Any termination pursuant to Paragraph 5.2 or 5.3 or 5.4 or 5.5 shall not relieve SCI of any obligation or liability accrued hereunder prior to the effective date of such termination.

                   6. USE OF NAMES, TRADENAMES, AND TRADEMARKS

     Nothing contained in this License Agreement shall be construed as conferring any right to use in advertising, publicity, or other promotional activities any name, tradename, trademark, or other designation of any Party hereto or of the U.S. Department of Energy or the U.S. Government, or any of their employees or officers, and any contraction, abbreviation, or simulation of any of the foregoing.

                 7. REPRESENTATIONS, WARRANTIES AND DISCLAIMERS

7.1 The University hereby represents that it is not aware of any third party rights which may in any way interfere with SCI's exercise of the right and licenses granted herein.

7.2 Except as expressly set forth herein, nothing in this License Agreement shall be construed as:

     7.2.1 a warranty or representation by the University as to the validity or scope of any Licensed Patent(s); or

     7.2.2 an obligation of the University to bring or prosecute actions or suits against third parties for infringement of the Licensed Patent(s); or

     7.2.3 conferring by implication, estoppel, or otherwise any license or right under any intellectual property of the University other than as expressly set forth herein; or

     7.2.4 an obligation of the University to furnish any know-how, technical assistance or technical data that is unrelated or unnecessary to the practice of the Licensed Patent(s), or

     7.2.5 an obligation of the University to file, prosecute, maintain or enforce Licensed Patent(s).

7.3 SCI AGREES THAT THE EXPORT OF GOODS AND/OR TECHNICAL DATA FROM THE UNITED STATES MAY REQUIRE SOME FORM OF EXPORT CONTROL LICENSE FROM THE U.S. GOVERNMENT AND THAT FAILURE TO OBTAIN SUCH EXPORT CONTROL LICENSE MAY RESULT IN CRIMINAL LIABILITY UNDER U.S. LAWS.

7.4 NEITHER THE UNIVERSITY, THE UNITED STATES DEPARTMENT OF ENERGY NOR ANY OF THEIR EMPLOYEES MAKE ANY WARRANTY, EXPRESS OR IMPLIED, OR ASSUMES ANY LEGAL LIABILITY OR RESPONSIBILITY FOR THE ACCURACY, COMPLETENESS, OR USEFULNESS OF ANY INFORMATION, APPARATUS, PRODUCT, OR PROCESS DISCLOSED AND COVERED BY A LICENSE GRANTED UNDER THIS LICENSE AGREEMENT.

7.5 IN NO EVENT WILL THE UNIVERSITY OR THE DOE BE LIABLE FOR ANY INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES RESULTING FROM EXERCISE OF THIS LICENSE AGREEMENT OR THE PRACTICE OF THE LICENSED PATENT(S).

                              8. PRODUCT LIABILITY

8.1 Except for any liability resulting from any negligent act or omission of the U.S. Government or the University, SCI indemnifies the U.S. Government and the University, and their officers, employees, and agents, for all damages, costs, and expenses, including attorneys' fees, arising from personal injury or property damage to third parties occurring as a result of the commercialization and utilization of the Licensed Patents by SCI, including but not limited to, the making, using, selling, or exporting of products, processes, or services derived therefrom. This indemnification shall include, but not be limited to, indemnification for any product liability resulting from the commercialization and utilization of the Licensed Patents by SCI.

8.2 The indemnity set forth in this Paragraph 8 shall apply only if SCI shall have been informed as soon and as completely as practical by the University and/or the U.S. Government of the action alleging such claim and shall have been given an opportunity, to the maximum extent afforded by applicable laws, rules, or regulations, to participate in and control its defense, and the University and/or the U.S. Government shall have provided reasonably available information and reasonable assistance requested by SCI. No settlement for which SCI shall be responsible shall be made without SCI's consent unless required by final decree of a court of competent jurisdiction.

                                 9. INFRINGEMENT

     In the event that any Party to this License Agreement shall learn of the substantial infringement of any intellectual property rights licensed hereunder, that Party shall inform the other Party in writing and shall provide the other Party with available evidence of such infringement.

                                   10. WAIVER

     No waiver by any Party hereto of any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent and/or similar breach or default.

                                11. ASSIGNABILITY

11.1 This License Agreement is assignable by SCI only with the written consent of the University, which consent shall not be unreasonably withheld.

11.2 This License Agreement is assignable by the University only with the written consent of SCI, which consent shall not be unreasonably withheld; provided, however, in the event the University ceases to be the management and operating contractor for the Argonne National Laboratory, the University may assign this License Agreement to DOE or to the succeeding management and operating contractor, as directed by DOE.

                                12. FORCE MAJEURE

     Neither Party shall be responsible for delay or failure in performance of any of the obligations imposed by this License Agreement, provided such failure shall be occasioned by fire, flood, explosion, lightning, windstorm, earthquake, subsidence of soil, court order or government interference, civil commotion, strike, riot, war, or by any cause of like or unlike nature beyond the control and without fault or negligence of such Party.

                        13. NOTICES, PAYMENTS AND REPORTS

13.1 All notices, reports, payments, and requests between the University and SCI related to this License Agreement shall be in writing and shall be deemed duly given and effective (a) when actually received by mail or personal delivery, or (b) when mailed by prepaid registered or certified mail to the receiving party at the address set forth below, or to such other address as may be later designated by written notice from either party to the other party:

     The University's Notification Address:

                  Argonne National Laboratory
                  c/o Donald Mingesz, Acting Director
                  Industrial Technology Development Center
                  9700 S Cass Avenue
                  Argonne IL 60439

         SCI's Notification Address:

13.2 Payments shall be made payable to "Argonne National Laboratory" and directed to the University's Notification Address.

13.3 SCI shall keep, at its own expense, accurate books of account, using accepted accounting procedures, detailing all data necessary to calculate and easily audit any payments due the University from SCI under this License Agreement. Royalties paid by SCI to the University within the five
     (5) year period immediately preceding the start of an audit, and their supporting books of account shall be subject to audit. Each payment made to the University shall be accompanied by a written report summarizing, in sufficient detail to allow the University to verify all payment amounts, the data used to calculate the amounts paid.

13.4 Upon written request by the University, such books of account shall be made available for an audit at a reasonable time and place by an agent of the University's choice. Such agent shall be entitled to make abstracts from such books for the purpose of verifying the payment amounts due or for the purpose of determining SCI's compliance with other provisions of this Agreement. No more than one such audit shall be made in one calendar year. The fees and expenses of such examination shall be borne by the University unless an error in royalties owed to the University is greater than ten percent (10%) whereupon the fees and expenses therefor shall be borne by SCI.

                                14. MISCELLANEOUS

14.1 The headings of the several sections of this License Agreement are included for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this License Agreement.

14.2 No amendment or modification of this License Agreement shall be binding on the Parties unless made in a writing executed by duly authorized representatives of the Parties.

14.3 In the absence of applicable Federal law, this License Agreement shall be interpreted and construed in accordance with the laws of the State of Illinois.

                              15. ENTIRE AGREEMENT

     This License Agreement contains the entire and only agreement between the Parties respecting the subject matter hereof, and supersedes and cancels all previous negotiations, agreements, commitments and writings in respect thereto.

     IN WITNESS WHEREOF, a duly authorized officer or representative of each of the Parties has signed duplicate originals of this License Agreement.

UNIVERSITY OF CHICAGO
AS OPERATOR OF                                 SUPERCONDUCTIVE COMPONENTS,
ARGONNE NATIONAL LABORATORY                    INC.

By:      /s/ D.E. Bugielski                    By:  /s/ Edward R. Funk
    ----------------------------                   -------------------------
         D.E. Bugielski                            Edward R. Funk
         Manager, Procurement                      President
         Argonne National Laboratory

Date:    9/30/95                                   Date:  10/12/95
     ----------------------                        ------------------